Lincoln Electric Reports Second Quarter 2019 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2019 RESULTS

Second Quarter 2019 Highlights
▪ Q2 EPS increases 30.8% to $1.36, Adjusted EPS increases 4.9% to $1.28
▪ ROIC increases 300 basis points to 21.0%
▪ Cash flow from operations increases 58% to $126 million
▪ $115 million returned to shareholders through dividends and share repurchases

CLEVELAND, Tuesday, July 23, 2019 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2019 net income of $85.5 million, or diluted earnings per share (EPS) of $1.36, which includes special item after-tax net benefits of $4.6 million, or $0.08 EPS. This compares with prior year net income of $68.9 million, or $1.04 EPS, which included special item after-tax charges of $11.5 million, or $0.18 EPS. Excluding these items, second quarter 2019 adjusted net income was $80.9 million, or $1.28 EPS, as compared with $80.4 million, or $1.22 EPS in the prior year period. The effective tax rate was 17.4% in the second quarter 2019 as compared with 27.0% in the prior year period. Excluding special items, the adjusted effective tax rate was 22.0%, which compares to 24.6% in the comparable 2018 period.

Second quarter 2019 sales decreased 1.7% to $777.0 million from a 3.5% decrease in organic sales and 1.7% unfavorable foreign exchange, partially offset by a 3.4% benefit from acquisitions. Operating income for the second quarter 2019 was $105.2 million, or 13.5% of sales. This compares with operating income of $94.6 million, or 12.0% of sales, in the prior year period. On an adjusted basis, operating income was $105.9 million, or 13.6% of sales, as compared with $107.0 million, or 13.5% of sales, in the prior year period.

"We maintained strong margin performance and improved cash generation, cash conversion and returns in a slowing economic environment,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “As we navigate through the cycle, we are focused on the successful execution of our growth initiatives, achieving operational excellence and maintaining diligent cost controls to mitigate the impact of moderating growth."

Six Months 2019 Summary

Net income for the six months ended June 30, 2019 was $156.9 million, or $2.47 EPS. This compares with $129.7 million, or $1.96 EPS, in the comparable 2018 period. Reported EPS includes special item after-tax net benefits of $1.1 million or $0.01 EPS, as compared with special item after-tax charges of $24.0 million, or $0.36 EPS in the prior year period. Excluding these items, adjusted net income for the six months ended June 30, 2019 increased 1.4% to $155.9 million, or $2.46 EPS, compared with $153.7 million, or $2.32 EPS, in the comparable 2018 period. The effective tax rate was 20.1% for the six months ended June 30, 2019 as compared with 27.3% in the prior year period. Excluding special items, the adjusted effective tax rate was 22.4%, which compares to 24.5% in the comparable 2018 period.

Sales decreased 0.7% to $1.5 billion in the six months ended June 30, 2019 from a 1.3% decrease in organic sales, 2.4% unfavorable foreign exchange, partially offset by a 3.0% benefit from acquisitions. Operating income for the six months ended June 30, 2019 was $199.7 million, or 13.0% of sales. This compares with operating income of $179.8 million, or 11.6% of sales, in the comparable 2018 period. On an adjusted basis, operating income was $204.7 million, or 13.3% of sales, as compared with $204.2 million, or 13.2% of sales, in the comparable 2018 period.

Lincoln Electric Reports Second Quarter 2019 Financial Results

Webcast Information

A conference call to discuss second quarter 2019 financial results will be webcast live today, July 23, 2019, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 3041829. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the second quarter 2019 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 60 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share, Organic sales and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended June 30,				Fav (Unfav) to Prior Year
	2019	% of Sales	2018	% of Sales	$	%
Net sales	$777,008	100.0%	$790,052	100.0%	$(13,044)	(1.7%)
Cost of goods sold	507,127	65.3%	519,936	65.8%	12,809	2.5%
Gross profit	269,881	34.7%	270,116	34.2%	(235)	(0.1%)
Selling, general & administrative expenses	163,388	21.0%	163,940	20.8%	552	0.3%
Rationalization and asset impairment charges	1,307	0.2%	11,542	1.5%	10,235	88.7%
Operating income	105,186	13.5%	94,634	12.0%	10,552	11.2%
Interest expense, net	5,898	0.8%	4,812	0.6%	(1,086)	(22.6%)
Other income (expense)	4,196	0.5%	4,441	0.6%	(245)	(5.5%)
Income before income taxes	103,484	13.3%	94,263	11.9%	9,221	9.8%
Income taxes	18,040	2.3%	25,404	3.2%	7,364	29.0%
Effective tax rate	17.4%		27.0%		9.6%
Net income including non-controlling interests	85,444	11.0%	68,859	8.7%	16,585	24.1%
Non-controlling interests in subsidiaries’ loss	(8)	—	(5)	—	(3)	(60.0%)
Net income	$85,452	11.0%	$68,864	8.7%	$16,588	24.1%

Basic earnings per share	$1.37		$1.05		$0.32	30.5%
Diluted earnings per share	$1.36		$1.04		$0.32	30.8%
Weighted average shares (basic)	62,305		65,337
Weighted average shares (diluted)	62,970		66,121
	Six Months Ended June 30,				Fav (Unfav) to Prior Year
	2019	% of Sales	2018	% of Sales	$	%
Net sales	$1,536,182	100.0%	$1,547,748	100.0%	$(11,566)	(0.7%)
Cost of goods sold	1,007,880	65.6%	1,021,078	66.0%	13,198	1.3%
Gross profit	528,302	34.4%	526,670	34.0%	1,632	0.3%
Selling, general & administrative expenses	323,796	21.1%	325,131	21.0%	1,335	0.4%
Rationalization and asset impairment charges	4,842	0.3%	21,717	1.4%	16,875	77.7%
Operating income	199,664	13.0%	179,822	11.6%	19,842	11.0%
Interest expense, net	11,221	0.7%	9,253	0.6%	(1,968)	(21.3%)
Other income (expense)	7,959	0.5%	7,892	0.5%	67	0.8%
Income before income taxes	196,402	12.8%	178,461	11.5%	17,941	10.1%
Income taxes	39,492	2.6%	48,782	3.2%	9,290	19.0%
Effective tax rate	20.1%		27.3%		7.2%
Net income including non-controlling interests	156,910	10.2%	129,679	8.4%	27,231	21.0%
Non-controlling interests in subsidiaries’ loss	(22)	—	(9)	—	(13)	(144.4%)
Net income	$156,932	10.2%	$129,688	8.4%	$27,244	21.0%

Basic earnings per share	$2.50		$1.98		$0.52	26.3%
Diluted earnings per share	$2.47		$1.96		$0.51	26.0%
Weighted average shares (basic)	62,733		65,458
Weighted average shares (diluted)	63,419		66,257

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2019	December 31, 2018
Cash and cash equivalents	$189,861	$358,849
Total current assets	1,127,863	1,237,799
Property, plant and equipment, net	512,364	478,801
Total assets	2,394,333	2,349,825
Total current liabilities	571,011	538,182
Short-term debt (1)	30,110	111
Long-term debt, less current portion	710,458	702,549
Total equity	846,058	887,592

Operating Working Capital	June 30, 2019	December 31, 2018
Accounts receivable, net	$428,353	$396,885
Inventories	397,752	361,829
Trade accounts payable	254,814	268,600
Operating working capital	$571,291	$490,114

Average operating working capital to Net sales (2)	18.4%	16.5%

Invested Capital	June 30, 2019	December 31, 2018
Short-term debt (1)	$30,110	$111
Long-term debt, less current portion	710,458	702,549
Total debt	740,568	702,660
Total equity	846,058	887,592
Invested capital	$1,586,626	$1,590,252

Total debt / invested capital	46.7%	44.2%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating income as reported	$105,186	$94,634	$199,664	$179,822
Special items (pre-tax):
Rationalization and asset impairment charges (2)	1,307	11,542	4,842	21,717
Acquisition transaction and integration costs (3)	1,014	788	1,804	2,695
Amortization of step up in value of acquired inventories (4)	1,399	—	1,399	—
Gains on asset disposals (5)	(3,045)	—	(3,045)	—
Adjusted operating income (1)	$105,861	$106,964	$204,664	$204,234
As a percent of total sales	13.6%	13.5%	13.3%	13.2%

Net income as reported	$85,452	$68,864	$156,932	$129,688
Special items:
Rationalization and asset impairment charges (2)	1,307	11,542	4,842	21,717
Acquisition transaction and integration costs (3)	1,014	788	1,804	2,695
Pension settlement charges (6)	—	—	—	758
Amortization of step up in value of acquired inventories (4)	1,399	—	1,399	—
Gains on asset disposals (5)	(3,554)	—	(3,554)	—
Tax effect of Special items (7)	(4,751)	(784)	(5,564)	(1,165)
Adjusted net income (1)	80,867	80,410	155,859	153,693
Non-controlling interests in subsidiaries’ loss	(8)	(5)	(22)	(9)
Interest expense, net	5,898	4,812	11,221	9,253
Income taxes as reported	18,040	25,404	39,492	48,782
Tax effect of Special items (7)	4,751	784	5,564	1,165
Adjusted EBIT (1)	$109,548	$111,405	$212,114	$212,884

Effective tax rate as reported	17.4%	27.0%	20.1%	27.3%
Net special item tax impact	4.6%	(2.4%)	2.3%	(2.8%)
Adjusted effective tax rate (1)	22.0%	24.6%	22.4%	24.5%

Diluted earnings per share as reported	$1.36	$1.04	$2.47	$1.96
Special items per share	(0.08)	0.18	(0.01)	0.36
Adjusted diluted earnings per share (1)	$1.28	$1.22	$2.46	$2.32

Weighted average shares (diluted)	62,970	66,121	63,419	66,257

(1)
Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Primarily related to severance, asset impairments and gains or losses on the disposal of assets.

(3)	Related to the acquisition of Air Liquide Welding and are included in Selling, general & administrative expenses.

(4)	Related to the acquisition of Baker Industries, Inc. and are included in Cost of goods sold.

(5)	Primarily included in Cost of goods sold.

(6)	Related to lump sum pension payments and are included in Other income (expense).

(7)
Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the three and six months ended June 30, 2019.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended June 30,
Return on Invested Capital	2019	2018
Net income as reported	$314,310	$259,995
Rationalization and asset impairment charges	8,410	28,307
Pension settlement charges	5,928	8,908
Acquisition transaction and integration costs	3,607	9,584
Amortization of step up in value of acquired inventories	1,399	4,578
Gains on asset disposals	(3,554)	—
Bargain purchase gain	—	(49,650)
Tax effect of Special items (3)	(11,295)	21,256
Adjusted net income (1)	$318,805	$282,978
Plus: Interest expense, net of tax of $6,178 and $6,077 in 2019 and 2018, respectively	18,569	18,265
Less: Interest income, net of tax of $1,302 and $1,509 in 2019 and 2018, respectively	3,912	4,537
Adjusted net income before tax-effected interest	$333,462	$296,706

Invested Capital	June 30, 2019	June 30, 2018
Short-term debt	$30,110	$1,889
Long-term debt, less current portion	710,458	700,194
Total debt	740,568	702,083
Total equity	846,058	943,508
Invested capital	$1,586,626	$1,645,591

Return on invested capital (1)(2)	21.0%	18.0%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income before tax-effected interest income and expense divided by Invested capital.

(3)
Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the twelve months ended June 30, 2019 and net charges of $31,116 related to the U.S. Tax Act in the twelve months ended June 30, 2018.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES:
Net income	$85,452	$68,864
Non-controlling interests in subsidiaries’ loss	(8)	(5)
Net income including non-controlling interests	85,444	68,859
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net gains	(355)	(50)
Depreciation and amortization	20,351	18,189
Equity earnings in affiliates, net	(769)	(839)
Other non-cash items, net	1,325	(654)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	5,629	561
(Increase) decrease in inventories	(13,129)	153
(Decrease) increase in trade accounts payable	(362)	1,670
Net change in other current assets and liabilities	28,595	(9,124)
Net change in other long-term assets and liabilities	(622)	1,016
NET CASH PROVIDED BY OPERATING ACTIVITIES	126,107	79,781

INVESTING ACTIVITIES:
Capital expenditures	(20,262)	(16,726)
Acquisition of businesses, net of cash acquired	(107,843)	356
Proceeds from sale of property, plant and equipment	8,410	109
Purchase of marketable securities	—	(129,122)
Proceeds from marketable securities	—	126,767
NET CASH USED BY INVESTING ACTIVITIES	(119,695)	(18,616)

FINANCING ACTIVITIES:
Net change in borrowings	29,980	273
Proceeds from exercise of stock options	323	637
Purchase of shares for treasury	(85,330)	(35,508)
Cash dividends paid to shareholders	(29,541)	(25,589)
NET CASH USED BY FINANCING ACTIVITIES	(84,568)	(60,187)

Effect of exchange rate changes on Cash and cash equivalents	883	(12,940)
DECREASE IN CASH AND CASH EQUIVALENTS	(77,273)	(11,962)
Cash and cash equivalents at beginning of period	267,134	369,056
Cash and cash equivalents at end of period	$189,861	$357,094

Cash dividends paid per share	$0.47	$0.39

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES:
Net income	$156,932	$129,688
Non-controlling interests in subsidiaries’ loss	(22)	(9)
Net income including non-controlling interests	156,910	129,679
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	1,069	626
Depreciation and amortization	39,252	36,323
Equity earnings in affiliates, net	(1,217)	(1,377)
Other non-cash items, net	5,719	6,648
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(21,271)	(39,907)
Increase in inventories	(27,767)	(27,899)
(Decrease) increase in trade accounts payable	(15,469)	4,861
Net change in other current assets and liabilities	13,947	12,384
Net change in other long-term assets and liabilities	812	2,220
NET CASH PROVIDED BY OPERATING ACTIVITIES	151,985	123,558

INVESTING ACTIVITIES:
Capital expenditures	(36,513)	(31,383)
Acquisition of businesses, net of cash acquired	(107,843)	6,591
Proceeds from sale of property, plant and equipment	8,712	227
Purchase of marketable securities	—	(218,667)
Proceeds from marketable securities	—	258,733
Other investing activities	2,000	—
NET CASH (USED BY) PROVIDED BY INVESTING ACTIVITIES	(133,644)	15,501

FINANCING ACTIVITIES:
Net change in borrowings	29,977	210
Proceeds from exercise of stock options	960	2,599
Purchase of shares for treasury	(160,914)	(50,232)
Cash dividends paid to shareholders	(60,101)	(51,250)
NET CASH USED BY FINANCING ACTIVITIES	(190,078)	(98,673)

Effect of exchange rate changes on Cash and cash equivalents	2,749	(9,993)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(168,988)	30,393
Cash and cash equivalents at beginning of period	358,849	326,701
Cash and cash equivalents at end of period	$189,861	$357,094

Cash dividends paid per share	$0.94	$0.78

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended June 30, 2019
Net sales	$476,607	$212,306	$88,095	$—	$777,008
Inter-segment sales	34,811	4,188	2,113	(41,112)	—
Total	$511,418	$216,494	$90,208	$(41,112)	$777,008

Net income					$85,452
As a percent of total sales					11.0%

EBIT (1)	$83,072	$17,805	$13,488	$(4,983)	$109,382
As a percent of total sales	16.2%	8.2%	15.0%		14.1%
Special items charges (gains) (3)	1,779	(2,627)	—	1,014	166
Adjusted EBIT (2)	$84,851	$15,178	$13,488	$(3,969)	$109,548
As a percent of total sales	16.6%	7.0%	15.0%		14.1%

Three months ended June 30, 2018
Net sales	$462,515	$243,373	$84,164	$—	$790,052
Inter-segment sales	31,240	5,497	2,003	(38,740)	—
Total	$493,755	$248,870	$86,167	$(38,740)	$790,052

Net income					$68,864
As a percent of total sales					8.7%

EBIT (1)	$88,158	$4,734	$10,157	$(3,974)	$99,075
As a percent of total sales	17.9%	1.9%	11.8%		12.5%
Special items charges (gains) (4)	—	11,542	—	788	12,330
Adjusted EBIT (2)	$88,158	$16,276	$10,157	$(3,186)	$111,405
As a percent of total sales	17.9%	6.5%	11.8%		14.1%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2019 reflect Rationalization and asset impairment charges of $380 in Americas Welding and $927 in International Welding, amortization of step up in value of acquired inventories of $1,399 in Americas Welding, gains on disposals of assets of $3,554 in International Welding and acquisition transaction and integration costs of $1,014 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

(4)
Special items in 2018 reflect rationalization and asset impairment charges of $11,542 in International Welding. Special items in 2018 also reflect acquisition transaction and integration costs of $788 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Six months ended June 30, 2019
Net sales	$934,326	$430,392	$171,464	$—	$1,536,182
Inter-segment sales	64,199	8,397	3,980	(76,576)	—
Total	$998,525	$438,789	$175,444	$(76,576)	$1,536,182

Net income					$156,932
As a percent of total sales					10.2%

EBIT (1)	$163,488	$28,943	$24,007	$(8,815)	$207,623
As a percent of total sales	16.4%	6.6%	13.7%		13.5%
Special items charges (gains) (3)	3,115	(428)	—	1,804	4,491
Adjusted EBIT (2)	$166,603	$28,515	$24,007	$(7,011)	$212,114
As a percent of total sales	16.7%	6.5%	13.7%		13.8%

Six months ended June 30, 2018
Net sales	$897,287	$490,693	$159,768	$—	$1,547,748
Inter-segment sales	57,826	10,006	3,910	(71,742)	—
Total	$955,113	$500,699	$163,678	$(71,742)	$1,547,748

Net income					$129,688
As a percent of total sales					8.4%

EBIT (1)	$164,839	$9,532	$19,382	$(6,039)	$187,714
As a percent of total sales	17.3%	1.9%	11.8%		12.1%
Special items charges (gains) (4)	758	21,717	—	2,695	25,170
Adjusted EBIT (2)	$165,597	$31,249	$19,382	$(3,344)	$212,884
As a percent of total sales	17.3%	6.2%	11.8%		13.8%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2019 reflect Rationalization and asset impairment charges of $1,716 in Americas Welding and $3,126 in International Welding, amortization of step up in value of acquired inventories of $1,399 in Americas Welding, gains on disposals of assets of $3,554 in International Welding and acquisition transaction and integration costs of $1,804 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

(4)
Special items in 2018 reflect pension settlement charges of $758 in Americas Welding, rationalization and asset impairment charges of $21,717 in International Welding and acquisition transaction and integration costs of $2,695 in Corporate/Eliminations related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2018	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2019
Operating Segments
Americas Welding	$462,515	$(16,756)	$21,512	$11,599	$(2,263)	$476,607
International Welding	243,373	(23,550)	—	2,837	(10,354)	212,306
The Harris Products Group	84,164	(417)	5,656	(635)	(673)	88,095
Consolidated	$790,052	$(40,723)	$27,168	$13,801	$(13,290)	$777,008

% Change
Americas Welding		(3.6%)	4.7%	2.5%	(0.5%)	3.0%
International Welding		(9.7%)	—	1.2%	(4.3%)	(12.8%)
The Harris Products Group		(0.5%)	6.7%	(0.8%)	(0.8%)	4.7%
Consolidated		(5.2%)	3.4%	1.7%	(1.7%)	(1.7%)

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2018	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2019
Operating Segments
Americas Welding	$897,287	$(29,151)	$34,232	$39,027	$(7,069)	$934,326
International Welding	490,693	(41,467)	—	9,312	(28,146)	430,392
The Harris Products Group	159,768	2,544	11,430	(185)	(2,093)	171,464
Consolidated	$1,547,748	$(68,074)	$45,662	$48,154	$(37,308)	$1,536,182

% Change
Americas Welding	—%	(3.2%)	3.8%	4.3%	(0.8%)	4.1%
International Welding		(8.5%)	—	1.9%	(5.7%)	(12.3%)
The Harris Products Group		1.6%	7.2%	(0.1%)	(1.3%)	7.3%
Consolidated		(4.4%)	3.0%	3.1%	(2.4%)	(0.7%)